UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2017, Provectus Biopharmaceuticals, Inc. (the “Company”) issued a convertible promissory note in favor of Eric A. Wachter, the Company’s Chief Technology Officer (“Lender”), evidencing an unsecured loan from Lender to the Company in the original principal amount of up to $2,500,000 (the “Promissory Note”). Interest accrues on the outstanding balance of the Promissory Note at six percent (6%) per annum calculated on a 360-day basis.

Under the Promissory Note, the Company borrowed $500,000 of the $2,500,000 principal on February 21, 2017. The Company has the right to request to borrow any portion of the remaining $2,000,000 principal at any time until two weeks prior to the Maturity Date (as defined below) by submitting a borrowing request to Lender three business days prior to the requested borrowing date; provided, that it is in the Lender’s sole discretion to grant any subsequent borrowing request of the Company. Sixty percent (60%) of the proceeds advanced under the Promissory Note must be used for the Company’s research and development expenses, and the remaining forty percent (40%) of the proceeds advanced under the Promissory Note must be used for the Company’s general administrative expenses.

Pursuant to the terms of the Promissory Note, in the event that, prior to the repayment in full of the Promissory Note, the Company consummates a bona fide equity financing conducted with the principal purpose of raising capital, pursuant to which the Company sells shares or units of an equity security or preferred equity approved by the board of directors, which board of directors must consist of at least a majority of the members on the board of directors serving as of the date of the Promissory Note (a “Qualified Equity Financing”), then such amount of the outstanding principal due under the Promissory Note plus all accrued but unpaid interest that may be included in the Qualified Equity Financing shall automatically convert into the equity securities or securities convertible into equity securities of the Company issued in such Qualified Equity Financing (“New Securities”) at the price per New Security at which the Company issues any New Securities in any public or private offering during the period that the Promissory Note is outstanding and otherwise on the same terms (including the same rights, preferences and privileges) as the other investors that purchase New Securities in such Qualified Equity Financing.

The Promissory Note matures on the earlier of (i) May 22, 2017, (ii) the date upon which the Company defaults under the Promissory Note or (iii) the date on which the Promissory Note is converted into New Securities (the earliest of such dates, the “Maturity Date”). In lieu of repayment on the Maturity Date, Lender may elect in his sole discretion to apply any and all amounts due and owing to Lender under the Promissory Note to Lender’s obligations under that certain Settlement Agreement dated June 6, 2014 by and between Lender and the Company.

Further, under the Promissory Note, the Company has agreed to pay to Lender up to $25,000 for Lender’s reasonable legal fees and expenses incurred in connection with the transactions contemplated by the Promissory Note. The Company may prepay principal and interest under the Promissory Note at any time, in whole or in part, without premium or other prepayment charges.

Pursuant to a Waiver of Rights Agreement, Lender further agreed to waive his rights (A) to foreclose on the assets of the Company or (B) to initiate, or cause the initiation of, any proceeding in bankruptcy or the appointment of any custodian, trustee or liquidator of the Company or of all or a portion of the Company’s assets in the event of default under the Promissory Note so long as (i) any shares of Series C Convertible Preferred Stock of the Company (“Series C Preferred Stock”) issued pursuant to the rights offering commenced by the Company on January 30, 2017 remain outstanding (other than such shares of Series C Preferred Stock held by Lender) and (ii) a change in control of the Company has not occurred, which is any transaction that results in either (a) the shareholders of the Company not continuing to hold at least 50% of the voting interest in the Company after such transaction or (b) the directors of the Company serving on the board of directors as of February 21, 2017 no longer represent a majority of the outstanding board members.

The description of the Promissory Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Convertible Promissory Note dated February 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott
Timothy C. Scott, Ph.D.
President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Convertible Promissory Note dated February 21, 2017